SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2009

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Shareholders of Morgan Stanley (the “Company”) held on Wednesday, April 29, 2009, shareholders approved an amendment to our 2007 Equity Incentive Compensation Plan (the “Plan”) to authorize an additional 25 million shares to be available for issuance as awards under the Plan.

For a description of the terms and conditions of the Plan, as amended and restated on March 10, 2009, see “Summary of the Plan as Proposed to be Amended” under “Item 4. Company Proposal to Amend 2007 Equity Incentive Plan” in the proxy statement for our 2009 Annual Meeting of Shareholders, which description is incorporated herein by reference.  The description of the Plan contained in the proxy statement is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed herewith as an exhibit to this Form 8-K.

 Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

Exhibit
Number	Description
10.1	2007 Equity Incentive Compensation Plan, as amended and restated March 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	April 29, 2009	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Assistant Secretary and Counsel